UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): December 31, 2023

Mondee Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-39943	88-3292448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10800 Pecan Park Blvd Suite 315 Austin, Texas	78750
(Address of principal executive offices)	(Zip Code)
(650) 646-3320
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MOND	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 31, 2023, Mondee Holdings, Inc., a Delaware corporation (the “Company”), allocated awards (the "Earn-Out Awards”) of shares of Class A common stock, par value $0.0001 per share (the “Common Stock”), approved by the board of directors (the “Board”) of the Company, to certain of the Company's officers, including the Company's named executive officers, that were available to be allocated in accordance with that certain Earn-Out Agreement, dated as of December 20, 2021 by and among ITHAX Acquisition Corp., and certain persons listed on Schedule A thereto (the “Earn-Out Agreement”). The Earn-Out Awards represent the final allocation of the 9,000,000 approved shares pursuant to the Earn-Out Agreement.

The Earn-Out Awards were made pursuant to the form of award agreement attached hereto as Exhibit 10.1 (the “Earn-Out Award Agreement”). Shares of the Company's Common Stock granted pursuant to the Earn-Out Award Agreements (the “Earn-Out Shares”) will vest in equal quarterly installments over a two-year period, subject to the recipient's continued employment or engagement with the Company. The Earn-Out Shares are subject to all terms and conditions of the Earn-Out Agreement, including all vesting and forfeiture terms.

Jesus Portillo, the Company's Chief Financial Officer, and Jim Dullum, the Company's Chief Operating Officer, received Earn-Out Awards of 60,000 Earn-Out Shares and 100,000 Earn-Out Shares, respectively, pursuant to their respective Earn-Out Award Agreements. Meredith Waters, the Company's General Counsel, Venkat Pasupuleti, the Company's Chief Technology Officer, and Yuvraj Datta, the Company's Chief Commercial Officer, each received Earn-Out Awards of 20,000 pursuant to their respective Earn-Out Agreements.

Orestes Fintiklis, the Company's former Chief Executive Officer and current member of the Board and Chief Corporate Strategy and Business Development Officer, received an Earn-Out Award of 133,333 Earn-Out Shares. Mr. Fintiklis' Earn-Out Shares were granted pursuant to the form Earn-Out Award Agreement, except that Mr. Fintiklis' Earn-Out Shares vest in three equal installments over three years, subject to his continued employment with the Company.

Prasad Gundumogula, the Company’s Chief Executive Officer and member of the Board, received an Earn-Out Award of 1,000,000 Earn-Out Shares. Mr. Gundumogula's Earn-Out Shares were granted pursuant to the form Earn-Out Award Agreement, except that Mr. Gundumogula's Earn-Out Shares vest immediately upon execution of his Earn-Out Award Agreement.

The foregoing description of the Earn-Out Award Agreement and the Earn-Out Agreement do not purport to be complete and are qualified in their entirety by reference to the full text of such agreements. A copy of the form of Earn-Out Award Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and the Earn-Out Agreement was filed as Exhibit 10.5 to the Company’s Current Report on Form 8-K, filed on December 20, 2021, each of which is incorporated by reference to this Item 5.02.
Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
10.1#*	Form of Award Agreement for Earn-Out Shares.
10.2#	Earn-Out Agreement, dated as of December 20, 2021, by and among ITHAX Acquisition Corp., and certain other parties thereto
104	Cover Page Interactive Data File
* Filed herewith. # Indicates management contract or compensatory plan or arrangement.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONDEE HOLDINGS, INC.

Dated: January 8, 2023

	By:	/s/ Jesus Portillo
Name: Jesus Portillo Title: Chief Financial Officer